EXHIBIT 99.2
                                  [TOMMY LOGO]


CONTACT:        INVESTOR RELATIONS:                 PUBLIC RELATIONS:
                Joseph Scirocco/Valerie Martinez    Kekst:
                (212) 549-6090/6780                 Ruth Pachman/Wendi Kopsick
                                                    (212 521-4891/4867


                                                          FOR IMMEDIATE RELEASE

                 TOMMY HILFIGER CORPORATION ANNOUNCES RESOLUTION
                     OF U.S. ATTORNEY'S OFFICE INVESTIGATION

HONG KONG, Aug. 10, 2005 - Tommy Hilfiger Corporation (NYSE:TOM) announced today that it has resolved the previously announced investigation by the U.S. Attorney's Office for the Southern District of New York by executing a non-prosecution agreement with the U.S. Attorney's Office ("USAO"). The USAO has concluded that criminal tax charges are not warranted in connection with the buying office commission rate paid by the Company's U.S. subsidiaries for the fiscal years 1990-2004, and will close its investigation. In addition, the USAO has agreed that it will not criminally prosecute Tommy Hilfiger U.S.A., Inc. ("THUSA"), or its parent or affiliates for any offenses relating to underpayment of Hong Kong taxes as a result of activities attributed to Tommy Hilfiger (Eastern Hemisphere) Limited ("THEH").

The non-prosecution agreement with the USAO is subject to certain understandings, including that THUSA will file amended U.S. federal income tax returns for the fiscal years ending March 31, 2001 through 2004 reflecting a reduced buying office commission rate for those four years, adopt and implement the recommendations of the Special Committee of the Company's Board of Directors, adopt and implement an effective ethics and compliance program, and provide information to the Hong Kong Inland Revenue Department ("IRD") for it to evaluate whether THEH or its Hong Kong subsidiary owe any Hong Kong taxes to the IRD. THUSA also agreed for a period of three years to provide the USAO, upon request, with information so that the USAO can monitor THUSA's compliance with the agreement.

David Dyer, President and Chief Executive Officer of the Company stated, "We have worked hard for nearly a year to cooperate fully with the United States Attorney's Office, and are pleased that it has determined to close its investigation."

As a result of the reduction in the buying office commission rate and other unrelated adjustments that are also to be reflected in the amended tax returns, THUSA expects to pay approximately $15.4 million in additional federal income taxes and $2.7 million in interest for these four years, taking into account the effect of changes in other tax attributes, including net operating loss carry forwards. The effect of adjusting the buying office commission rate for the four fiscal years


                           Tommy Hilfiger Corporation
                        9/F., Novel Industrial Building,
                            850-870 Lai Chi Kok Road,
                                 Cheung Sha Wan,
                               Kowloon, Hong Kong.
                          Tel: 2216 0668 Fax: 2371 2928


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results in a tax provision in fiscal 2005 of  approximately  $12 million,  after taking into account previously established reserves for this matter.


BACKGROUND OF THE INVESTIGATION AND HONG KONG TAX MATTERS

As previously disclosed on September 24, 2004, THUSA had received a grand jury subpoena issued by the USAO seeking documents generally related to domestic and/or international buying office commissions since 1990 and that certain of THUSA's current and former employees had received subpoenas. Several domestic and international subsidiaries of the Company pay buying office commissions to THEH, a British Virgin Islands corporation which is a wholly-owned and consolidated subsidiary of the Company, pursuant to contracts to provide or otherwise secure through sub-agents certain services, including product development, sourcing, production scheduling and quality control functions. The Company disclosed that the USAO investigation was focused on the appropriateness of the commission rate paid by the Company's subsidiaries to THEH, as well as other related tax matters.

In October 2004, the Board of Directors of the Company formed a Special Committee of independent directors to conduct an independent investigation into matters arising out of the governmental investigation. The Special Committee retained Debevoise & Plimpton LLP as legal counsel, with a team headed by Mary Jo White, former U.S. Attorney for the Southern District of New York. The Special Committee reported on its investigation to the Board in March 2005 and to the USAO in April 2005. As previously disclosed, the Special Committee found that the Company had a good faith basis for adopting the buying office commission rate paid by the Company's subsidiaries to THEH. Also as previously disclosed, the Special Committee did identify certain questions about Hong Kong tax matters and supported the Company's determination to engage the IRD in discussions regarding whether THEH was subject to profits tax in Hong Kong, and the Special Committee made recommendations to the Company to enhance procedures for tax matters, including transfer pricing, and to review its buying office structure. The Company's management has adopted all of the Special Committee's recommendations.

As previously disclosed, the Company initiated discussions in May 2005 with the IRD with respect to the potential Hong Kong profits tax liability of THEH. In the course of these discussions, the Company made a settlement offer to the IRD to resolve this issue, which offer had been reflected in the expected tax provisions that the Company previously announced. The IRD has not accepted the Company's settlement offer, and discussions are ongoing. Accordingly, the Company cannot predict the timing or outcome of its settlement discussions with the IRD, and there can be no assurance that the resolution of these discussions will not have a material effect on the Company.

On June 15, 2005, the Company disclosed that it expects to record net provisions in the range of $30 million to $40 million (taking into account $15 million of pre-existing tax reserves for these matters) with respect to the USAO investigation, the Hong Kong IRD matter, the Tommy Hilfiger Licensing, Inc. (a Delaware intangible holding company) matter, and the New Jersey Alternative Minimum Assessment refunds.


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UPDATE ON SHAREHOLDER CLASS ACTION LITIGATION

On August 1, 2005, pursuant to a revised scheduling order, the Company filed a motion to dismiss the consolidated amended complaint in the previously disclosed shareholder class action litigation that was filed following the Company's September 24, 2004 announcement of the USAO investigation. The Company currently expects that a hearing on its motion to dismiss will be held in October 2005.

SAFE HARBOR STATEMENT

Statements made by the Company that are not historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are indicated by words or phrases such as "anticipate," "estimate," "project," "expect," "believe" and similar words or phrases. Such statements are based on current expectations and are subject to certain risks and uncertainties, including, but not limited to, the overall level of consumer spending on apparel; the financial strength of the retail industry generally and the Company's customers, distributors, licensees and franchisees in particular; changes in trends in the market segments and geographic areas in which the Company competes; the level of demand for the Company's products; actions by our major customers or existing or new competitors; the effect of the Company's strategy to reduce U.S. distribution in order to bring supply and demand into balance; changes in currency and interest rates; changes in applicable tax laws, regulations and treaties; changes in economic or political conditions or trade regulations in the markets where the Company sells or sources its products; the effects of any consolidation of the Company's facilities and actions to reduce selling, general and administrative expenses; the outcome of the class action lawsuits and the discussions with the Hong Kong Inland Revenue Department and other tax authorities and the financial statement impact of such matters; the ability of the Company to satisfy covenants or obtain waivers, if necessary, under its indenture on a timely basis relating to the providing of required financial information; as well as other risks and uncertainties set forth in the Company's publicly-filed documents, including this press release and the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2004. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Tommy Hilfiger Corporation, through its subsidiaries, designs, sources and markets men's and women's sportswear, jeanswear and childrenswear. The Company's brands include Tommy Hilfiger and Karl Lagerfeld. Through a range of strategic licensing agreements, the Company also offers a broad array of related apparel, accessories, footwear, fragrance, and home furnishings. The Company's products can be found in leading department and specialty stores


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throughout the United States, Canada, Europe, Mexico, Central and South America,
Japan, Hong Kong, Australia and other countries in the Far East, as well as the Company's own network of outlet and specialty stores in the United States, Canada and Europe.


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